UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[  ]   Definitive Information Statement

NOVO ENERGIES CORP.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]  No fee required
[  ]   $125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11
[  ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.           Title of each class of securities to which transaction applies:
_________________________________________________________________

2.           Aggregate number of securities to which transaction applies:
_________________________________________________________________

3.           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
_________________________________________________________________

4.           Proposed maximum aggregate value of transaction
_________________________________________________________________

5.           Total fee paid
_________________________________________________________________

[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

INFORMATION STATEMENT
OF
NOVO ENERGIES CORP.

GENERAL INFORMATION

This Information Statement is to notify shareholders of our common stock of an action to be taken by the majority shareholders of our common stock in lieu of a special meeting of shareholders. This Information Statement is being mailed on or about [20 days from the date of the Definitive Information Statement], 2012 to all of our shareholders of record at the close of business on ________, 2012 (the "Record Date"). As of the Record Date, there were approximately 80,338,728 shares entitled to vote on the matters set forth herein.

Holders of 42,229,207 shares of our common stock, representing approximately 52.56% of our outstanding common stock, have executed a written consent (the "Written Consent"), with an effective date of January 18, 2012, to amend our Articles of Incorporation, in the form of Exhibit A, to change the name of our Company from “Novo Energies Corp.” to “Immunovative Inc.”

Because execution of the Written Consent was assured, our management believes it would not be in the best interest of our Company and its stockholders to incur the costs of soliciting proxies or consents from additional stockholders in connection with this action.

This Information Statement is being mailed on or about [20 days from the date of the Definitive Information Statement], 2012 to all stockholders of record as of the Record Date. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them. The entire cost of furnishing this Information Statement will be borne by us.   Under Florida law, stockholders are not entitled to dissenter's rights of appraisal with respect to the matter being authorized herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

We are a Florida corporation formed on April 8, 2001.  After actively pursuing several business plans, including as an alternative energy corporation, on December 12, 2011, we entered into a License Agreement with Immunovative Therapies, Ltd., an Israeli Corporation (“Immunovative”) pursuant to which the Company received an immediate exclusive world wide license to commercialize all product candidates based on Immunovative’s current and future patents.  In exchange for the license, the Company must pay Immunovative $10 million from the date of the License Agreement to a date that is two years from receiving notice from a regulatory agency in the US, Canada, Thailand or the European Union of approval to commence a Phase II/III clinical trial.  For more details on the License Agreement, see our current report filed on Form 8-K on December 12, 2011.

APPROVAL OF CORPORATE ACTION

Pursuant to our Articles of Incorporation, our Bylaws and the laws of Florida, board approval is required for the corporate action described in this Information Statement.  Our board of directors provided such approval by a written resolution in lieu of a meeting on January 9, 2012.

Pursuant to our Articles of Incorporation, Bylaws and the laws of Florida, a vote by the holders of at least a majority of our outstanding capital stock is required to effect the action described herein. The corporate action was approved by the written resolution of our majority shareholders representing 52.56% of our outstanding common stock.  No consideration was paid for such consent. The date of such shareholder resolutions is January 18, 2012.

INFORMATION ON CONSENTING SHAREHOLDERS

As of the date of the shareholder resolution, we had 80,338,728 shares entitled to vote on the matters set forth herein of which 40,169,364 shares are required to pass any shareholder resolutions. The majority shareholders are the record and beneficial owners of 42,229,207 of our shares of common stock, which represents approximately 52.56% of the issued and outstanding shares of our common stock on a fully diluted basis. The majority shareholders' names, affiliations with us and beneficial holdings are as follows:

Name	Shares Beneficially Held	Percentage	Affiliation
9090-9300 Quebec Inc (1)	1,600,000	1.99
Antonio Treminio	5,009,524	6.24	CEO and Chairman
Caroline Landry	1,000,000	1.24
Daniel Nalbandian	950,000	1.18
Hangun Inc.	700,000	0.87
Jeanne I. Clark	1,000,000	1.24
JR Frontalier Holding LLC (1)	1,780,000	2.22
Katherine L. Caito	1,500,000	1.87
Louise Gagner	1,400,000	1.74
Maria-Laura Gomez	709,090	0.88
Martin Tremblay	800,000	1.00
Nancy-Jenny Roy	2,000,000	2.49
Sarla Group S.A	7,750,000	9.65
Serge Beausoleil	2,150,000	2.68
Seth Shaw	3,642,400	4.53
Thomas W. Hanson	700,000	0.87
Trafalgar Specialized Investment Fund	8,585,193	10.69	Affiliate
Vincent Russo	953,000	1.19
(1) Controlled by Jacques Royer

REASONS FOR CORPORATE ACTION

Our management has approved the corporate action described in this Information Statement to have the name of the corporation more in line with the new business direction that we have taken in connection with our License Agreement with Immunovative Therapies, Ltd.

INTERESTS OF CERTAIN PERSONS IN THE CORPORATE ACTION

We are not aware of any contracts or arrangements entered into by any of the shareholders that provided the Written Consent that are contingent upon the outcome of the corporate action described in this Information Statement. We are not aware of any contracts or arrangements entered into by our directors that are contingent upon the outcome of the corporate action described in this Information Statement.

CORPORATE ACTION

NAME CHANGE

The majority shareholders and the Board of Directors have approved an amendment to our Articles of Incorporation, included hereto as Exhibit A, pursuant to which we will change our name to “Immunovative Inc”.  Our management believes that the change in the name of our business from “Novo Energies Corp.” will disassociate us with our former business plan while simultaneously reflecting our new business.  The name change is not a condition or prerequisite to any merger.

The name change will take effect upon the filing of Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Florida.  We intend to file such Certificate of Amendment on [approximately 20 days from the date of the Definitive Information Statement], 2012. Under Florida law, stockholders are not entitled to dissenter's rights of appraisal with respect to the name change.

EXHIBITS
A.          Certificate of Amendment to Articles of Incorporation

THE BOARD OF DIRECTORS
[_____ _____], 2012

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR FLORIDA PROFIT CORPORATIONS
[(PURSUANT TO Florida statute 607.0704 and 607.0821 – Action by shareholders without a meeting and Action by directors without a meeting.)]

1. Name of corporation: Novo Energies Corp.

2. The articles have been amended as follows (provide article numbers, if available):

1. Name of corporation: Immunovative Inc

3. The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  42,229,207 of 80,338,728 shares outstanding (approximately 52.56%).

4. Effective date of filing (optional): --------------------------------------------------------

5. Officer Signature (required): ------------------------------------------------

A-1